UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Imago BioSciences, Inc.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Imago BioSciences, Inc.

Notice & Proxy Statement

Annual Meeting of Stockholders

Wednesday, June 1, 2022

11:30 a.m. Pacific Time

Imago BioSciences, Inc.

329 Oyster Point Blvd., 3rd Floor

South San Francisco, California 94080

April 19, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Imago BioSciences, Inc. at 11:30 a.m. Pacific Time, on Wednesday, June 1, 2022. In light of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting and will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describes the matters to be presented at the Annual Meeting. Please see the section called “How can I attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the Annual Meeting online.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card or voting instruction form. If you have previously received our Notice of Internet Availability of Proxy Materials, instructions regarding how you can vote are contained in that notice. If you have received a proxy card or voting instruction form in the mail, instructions regarding how you can vote are contained on the proxy card or voting instruction form. If you decide to attend the virtual Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Dennis Henner, Ph.D.

Chairman of the Board of Directors

Imago BioSciences, Inc.

329 Oyster Point Blvd., 3rd Floor

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY JUNE 1, 2022

The Annual Meeting of Stockholders (the “Annual Meeting”) of Imago BioSciences, Inc., a Delaware corporation (the “Company”), will be held at 11:30 a.m. Pacific Time on Wednesday, June 1, 2022. In light of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting and will be conducted via live webcast. You will be able to attend the Annual Meeting online and vote your shares of our common stock and submit your questions during the Annual Meeting by registering, in advance, at www.proxydocs.com/IMGO, where you will be asked to enter the control number provided to you in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting. You must complete your registration in advance of the start time of the meeting in order to be able to attend the Annual Meeting. The Annual Meeting will be held for the following purposes:

•	To elect Dennis Henner as a Class I Director to serve until the 2025 Annual Meeting of Stockholders, and until his successor shall have been duly elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our outstanding shares of common stock as of the close of business on April 5, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting at the Company’s offices at 329 Oyster Point Blvd., 3rd Floor, South San Francisco, California 94080. The list of these stockholders will also be available to view during the Annual Meeting for stockholders who attend the meeting. The information required to access such list will be made available to each stockholder who registers to attend the meeting by following the instructions set forth above. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to submit a proxy to vote your shares over the Internet or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you received a paper copy of the proxy card or a voting instruction form, you may also vote by mail. Promptly submitting a proxy will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from attending the Annual Meeting and voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

San Francisco, California

April 19, 2022

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FORWARD-LOOKING STATEMENTS AND MATERIALITY DISCLAIMER

This proxy statement contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. In addition, any statements that refer to our sustainability, environmental and social targets, commitments, goals, efforts and expectations and other events or circumstances that are partially dependent on future events are forward-looking statements. Such statements are based on management’s expectations as of the date of this document, unless an earlier date is specified.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. Such factors include, but are not limited to: our limited operating history and lack of products for commercial sale; our significant losses since inception and for the foreseeable future; our need for substantial additional financing; our unpredictable operating results; our business’s dependence on development, regulatory approval and commercialization of our product candidates; difficulties in enrolling patients and risks of substantial delays in our clinical trials; our minimal control over product candidates in investigator-initiated clinical trials; uncertainties in the outcomes of our clinical studies; uncertainties in the regulatory review and approval of our product candidates if our pivotal studies are positive; potentially material changes to the interim, top-line and preliminary data from our clinical trials; potential undesirable effects of our product candidates and safety or supply issues with combination-use products; our potential inability to obtain and maintain orphan drug designation and delays in approvals despite Fast Track designation; risks related to clinical trials outside of the United States; our need to manufacture multiple batches of bomedemstat using a commercial current Good Manufacturing Process; risks related to COVID-19 or other pandemics, natural disasters and wars; risks related to competition; difficulties in expanding our organization and managing growth, attracting and retaining senior management and key scientific personnel and establishing sales and other commercialization functions; risks related to information technology system and cybersecurity; risks related to misconduct of our employees and independent contractors; risks related to hazardous materials and our compliance with environmental laws and regulations; risks related to litigation and other claims; risks related to reliance on third parties to conduct and support preclinical studies and clinical trials, and to manufacture our product candidates; risks related to third-party intellectual property infringement claims and our ability to protect our own intellectual property; risks related to governmental policies and regulations, including with respect to drug prices and reimbursement, and changes thereof; risks related to our common stock; risks related to our public company, “emerging growth company” and “smaller reporting company” status; risks related to internal control over financial reporting; and other risks and uncertainties, including those listed in the section titled “Risk Factors” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company does not undertake, and expressly disclaims any duty, to update any statements contained herein, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

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Imago BioSciences, Inc.

329 Oyster Point Blvd., 3rd Floor

South San Francisco, California 94080

ABOUT THIS PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Imago BioSciences, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 1, 2022 (the “Annual Meeting”), at 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time), and at any continuation, postponement, or adjournment of the Annual Meeting. In light of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting and will be conducted via live webcast. You will be able to attend the Annual Meeting online and vote your shares of our common stock, $0.0001 par value per share (“Common Stock”) and submit your questions during the Annual Meeting by registering, in advance, at www.proxydocs.com/IMGO, where you will be asked to enter the control number provided to you in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting. You must complete your registration in advance of the start time of the meeting in order to be able to attend the Annual Meeting.

Holders of record of outstanding shares of our Common Stock, as of the close of business on April 5, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 33,733,683 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. The Company has no other class of securities outstanding.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2021 (the “2021 Annual Report”) will be released on or about April 19, 2022 to our stockholders on the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 1, 2022.

This Proxy Statement and our 2021 Annual Report are available at www.proxydocs.com/IMGO.

Proposals

At the Annual Meeting, our stockholders will be asked:

•	To elect Dennis Henner as a Class I Director to serve until the 2025 Annual Meeting of Stockholders, and until his successor shall have been duly elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card or voting instruction form, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

•	FOR the election of Dennis Henner as a Class I Director; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because Imago BioSciences, Inc.’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, the Company is making this proxy statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about April 19, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Notice of Internet Availability also instructs you on how you may submit your proxy over the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice of Internet Availability.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, instructions regarding how you can vote are contained on the proxy card or voting instruction form included with the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered a single copy of the 2021 Annual Report, proxy statement or Notice of Internet Availability, as applicable, to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the 2021 Annual Report, proxy statement or Notice of Internet Availability, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the 2021 Annual Report, proxy statement or Notice of Internet Availability or separate copies of proxy materials in the future, contact our Corporate Secretary at (415) 529-5055 (ext. 730), or in writing at Imago BioSciences, Inc., Attention: Corporate Secretary, 329 Oyster Point Blvd., 3rd Floor, South San Francisco, California 94080.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact our Corporate Secretary at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 5, 2022. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a “legal proxy” from the stockholder of record. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 33,733,683 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, representing 100% of the voting power of our Common Stock. To vote your shares at the Annual Meeting, refer to “How can I attend the Annual Meeting?” below.

How do proxies work?

You may vote by authorizing the persons selected by us as your proxy to vote your shares at the Annual Meeting according to your instructions on the matters discussed herein, and according to their discretion on any other business that may properly come before the Annual Meeting. We have designated two of our executive officers as proxies for the Annual Meeting: Hugh Y. Rienhoff, Jr. and Laura G. Eichorn.

What is the difference between being a “Registered Holder” and holding shares in “street name” as a “Beneficial Holder”?

A “Registered Holder” is a stockholder of the Company, as of the close of business on the Record Date, that holds shares in his or her name. A “Beneficial Holder” is a stockholder of the Company, as of the close of business on the Record Date, that holds shares in “street name” meaning the shares are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if I am a Beneficial Holder that holds my shares in “street name” through a bank or broker?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction form, if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

Alternatively, if you wish to attend and vote your shares at the Annual Meeting, you must obtain a “legal proxy” from your bank or brokerage firm (in accordance with the instructions provided to you by them) and then e-mail your “legal proxy” to: dsmsupport@mediantonline.com. The “legal proxy” needs to be received before the Annual Meeting. Please note that in addition to the submission of your “legal proxy” as described in the preceding sentence, in order to attend the Annual Meeting, you will still need to register, in advance of the start of the meeting. See “How can I attend the Annual Meeting?” below.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our stock issued and outstanding and entitled to vote, present in person (virtually) or represented by proxy at the Annual Meeting, shall constitute a quorum.

How can I attend the Annual Meeting?

As part of our effort to maintain a safe and healthy environment for our stockholders, directors and members of management, in light of the COVID-19 pandemic, the Company has decided to hold the Annual Meeting entirely online this year. You may attend and participate in the Annual Meeting by visiting www.proxydocs.com/IMGO and registering, in advance, using the control number provided to you in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting. You must complete your registration in advance of the start time of the meeting in order to be able to attend the Annual Meeting.

Those who wish to vote at the Annual Meeting but are not Registered Holders must also obtain a “legal proxy” from the record holder and e-mail the “legal proxy” to: dsmsupport@mediantonline.com. The “legal proxy” needs to be received before the Annual Meeting.

If you lose your control number or fail to register in advance, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin 15 minutes prior to the Annual Meeting at 11:15 a.m., Pacific Time (2:15 p.m. Eastern Time), and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the Annual Meeting in the manner provided for in our bylaws, without the vote of stockholders.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice of Internet Availability or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the proxy card or voting instruction form.

How do I vote?

Registered Holders. If you are a Registered Holder, you may vote:

•	by Internet before the Annual Meeting—You can vote over the Internet at www.proxydocs.com/IMGO by following the instructions on the Notice of Internet Availability or proxy card;

•	by Telephone before the Annual Meeting—You can vote by telephone by calling 866-220-2494 and following the instructions on the proxy card;

•	by Mail before the Annual Meeting—You can vote by mail by signing, dating and mailing the proxy card; or

•

by Internet at the Annual Meeting—You will need the control number included on your Notice of Internet Availability or proxy card to, and must register in advance to, attend the Annual Meeting and vote electronically during the Annual Meeting. See “How can I attend the Annual Meeting?” above.

For Registered Holders, internet and telephone voting facilities will be available 24 hours a day until the start of the Annual Meeting.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically during the Annual Meeting.

Beneficial Holders of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers, together with a deadline for voting prior to the Annual Meeting.

Alternatively, if you wish to attend and vote your shares at the Annual Meeting, you must register in advance and obtain a “legal proxy” from your bank or brokerage firm. See “Am I entitled to vote if I am a Beneficial Holder that holds my shares in ‘street name’ through a bank or broker?” and “How can I attend the Annual Meeting?” above.

Can I change my vote after I submit my proxy?

Yes.

If you are a Registered Holder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or by telephone;

•	by giving written notice of revocation to our Corporate Secretary prior to the Annual Meeting; or

•	by voting online at the Annual Meeting (see “How can I attend the Annual Meeting?” above).

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to our Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank. Alternatively, you may change or revoke your voting instructions by attending the Annual Meeting and voting you shares. To do so, you must register in advance and obtain a “legal proxy” from your bank or brokerage firm. See “Am I entitled to vote if I am a Beneficial Holder that holds my shares in ‘street name’ through a bank or broker?” and “How can I attend the Annual Meeting?” above.

Who will count the votes?

A representative of Mediant Communications, Inc., our Inspector of Election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on pages 8 and 11 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of COVID-19, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties using your unique link, or voting your shares or submitting questions, you may call the technical support number that will be provided to you in your instructional email.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	A plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class I Director.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes, if any, will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Deloitte & Touche LLP.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

We currently have seven directors on our Board. However, Patrick Heron has not been nominated for re-election, and his Board service will end at the conclusion of the Annual Meeting. The Board has reduced the size of the Board to six directors, effective at the conclusion of the Annual Meeting. At the Annual Meeting, one Class I Director, Dennis Henner, is to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until his successor is elected and qualified or until his earlier death, resignation or removal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class I Director. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible and with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2023 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Dennis Henner and Patrick Heron (Mr. Heron is not nominated for re-election at the Annual Meeting); the current Class II Directors are Robert Baltera and Dina Chaya; and the current Class III Directors are Enoch Kariuki, Hugh Y. Rienhoff, Jr. and Laurie Keating.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then outstanding shares of voting stock with the power to vote at the election of directors, subject to the any special rights of any preferred stock.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election of Dr. Henner as a Class I Director. In the event that Dr. Henner should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, or the Board may elect to reduce its size. The Board of Directors has no reason to believe that Dr. Henner will be unable to serve if elected. Dr. Henner has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class I Director.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of Dr. Henner as a Class I Director.

Nominee For Class I Director (term to expire at the 2025 Annual Meeting)

The current member of the Board of Directors who is also the nominee for election to the Board of Directors as a Class I Director is as follows:

Name	Age	Position with Imago BioSciences, Inc.
Dennis Henner, Ph.D.	70	Director, Chairman of the Board of Directors

Unless otherwise indicated, the biographical information for our executive officers and directors is as of the date of this proxy statement.

The principal occupation and business experience, for at least the past five years, of the nominee for election at the Annual Meeting as a Class I Director is as follows:

Dennis Henner, Ph.D. Dennis Henner, Ph.D. has served as a member of our Board of Directors since October 2014. Since January 2021, Dr. Henner has served as an Executive Adviser to Blackstone Life Sciences. Prior to that, from December 2018 to December 2020, Dr. Henner served as an Operating Partner at Blackstone Life Sciences and was a Managing Director of Clarus Ventures, LLC since the firm’s inception in 2005 until it was acquired by Blackstone in December 2018. From 2001 to 2005, Dr. Henner served as a partner at MPM Capital. From 1978 to 2001, Dr. Henner was a scientist and executive at Genentech, Inc. where he held various positions, including Senior Vice President of Research and was a member of Genentech’s executive committee. Dr. Henner previously served on the Board of Directors of Forty Seven, Inc., a formerly publicly traded immuno-oncology company, from November 2015 until its acquisition by Gilead Sciences, Inc. Dr. Henner holds a B.A. in Biology and a Ph.D. in Microbiology from University of Virginia. We believe that Dr. Henner’s leadership experience and investment experience in the biopharmaceutical industry qualify him to serve as a member of our Board of Directors.

Continuing members of the Board of Directors:

Class II Directors (terms to expire at the 2023 Annual Meeting)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Position with Imago BioSciences, Inc.
Robert Baltera, M.S.	56	Director
Dina Chaya, Ph.D.	50	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Robert Baltera, M.S. Robert Baltera has served as a member of our Board of Directors since April 2020. Mr. Baltera has served as the Chief Executive Officer of Cirius Therapeutics, Inc. since April 2017. Mr. Baltera has also served as an entrepreneur-in-residence at Frazier Healthcare Partners, a venture capital firm, since January 2016, where he co-founded and served as the Chief Executive Officer of Hawkeye Therapeutics. Previously, Mr. Baltera served as Chief Executive Officer of Laguna Pharmaceuticals, Inc., from February 2015 to December 2015, and Amira Pharmaceuticals Inc., from July 2007 to September 2011. From 1990 until July 2007, Mr. Baltera held roles of increasing responsibility at Amgen Inc., a publicly traded biotechnology company, including most recently as Vice President. Mr. Baltera currently serves on the board of directors of Frazier Lifesciences Acquisition Corporation and previously served on the board of directors of Xencor, Inc., and

Organovo Inc., publicly traded biotechnology development companies. Mr. Baltera holds a B.S. in Microbiology and an M.S. in genetics from the Pennsylvania State University and an M.B.A. from the University of California, Los Angeles. We believe that Mr. Baltera’s leadership experience and experience in the biopharmaceutical industry qualify him to serve as a member of our Board of Directors.

Dina Chaya, Ph.D. Dina Chaya, Ph.D., C.F.A. has served as a member of our Board of Directors since March 2019. Dr. Chaya has served as a Partner with NeoMed Management (Jersey) Limited, an international venture capital investment firm focused on the healthcare industry, since January 2014 and an Advisor to Omega Funds since November 2016. Prior to that, Dr. Chaya served as Director of Growth Capital and Venture Capital at 3i Group plc from 2004 until 2008 and as an Associate at Index Ventures from 2001 to 2004. Dr. Chaya has served on the board of directors of Spruce Biosciences, Inc., a publicly traded biotechnology company, since February 2020. Dr. Chaya has also served on the board of directors of privately held biotechnology company Oxular Limited since February 2016. Dr. Chaya previously served on the boards of directors of privately held biotechnology companies TopiVert Limited, Attenua, Wilson Therapeutics and Endosense. Dr. Chaya holds a B.A. in Natural Sciences from the University of Cambridge and an M.Sc. in Developmental Biology and a Ph.D. in Molecular and Cellular Biology from Paris VI University. Dr. Chaya is also a C.F.A. charter holder. We believe that Dr. Chaya’s investment experience in the biopharmaceutical industry qualifies her to serve as a member of our Board of Directors.

Class III Directors (terms to expire at the 2024 Annual Meeting)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Position with Imago BioSciences, Inc.
Enoch Kariuki, Pharm.D.	40	Director
Hugh Y. Rienhoff, Jr., M.D.	69	Director, Chief Executive Officer
Laurie Keating, J.D.	68	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Enoch Kariuki, Pharm.D. Enoch Kariuki, Pharm.D. has served as a member of our Board of Directors since January 2021. Dr. Kariuki served as Chief Executive Officer of Lengo Therapeutics, Inc. from June 2021 through its acquisition by Blueprint Medicines Corporation in December 2021. Previously, he served as Chief Financial Officer of VelosBio, a subsidiary of Merck & Co., Inc., from August 2020 until January 2021. Prior to that, Dr. Kariuki served as Senior Vice President, Corporate Development at Synthorx, a subsidiary of Sanofi, from June 2018 to February 2020. Previously, Dr. Kariuki served as Vice President, H.I.G. BioHealth Partners of H.I.G. Capital from May 2014 until April 2018. Dr. Kariuki held various roles in investment banking with Leerink Partners from 2013 to 2014 and with UBS Investment Bank from 2011 until 2013. Prior to that, he was a Post-Doctoral Fellow, R&D Strategy and Analytics at Bristol-Myers Squibb. Dr. Kariuki has served on the board of directors of Zentalis Pharmaceuticals, Inc., a publicly traded pharmaceutical company, since February 2021. A pharmacist by training, Dr. Kariuki holds an M.B.A. from Dartmouth College and a Pharm.D. from Texas Southern University. We believe that Dr. Kariuki’s leadership experience as an executive in the biopharmaceutical industry qualify him to serve as a member of our Board of Directors.

Hugh Y. Rienhoff, Jr., M.D. Hugh Y. Rienhoff, Jr. has served as our Chief Executive Officer and a member of our Board of Directors since our founding in March 2012. Prior to joining Imago, Dr. Rienhoff served as the Chief Executive Officer of FerroKin BioSciences, Inc., a biotechnology company which he founded in 2007 and led until it was acquired by Shire Pharmaceuticals, or Shire, in 2012. Dr. Rienhoff has also served as an advisor to Healthcap Ventures, a Swedish venture capital fund focused on biotechnology, since 2010. Previously, Dr. Rienhoff served as Chief Executive Officer of DNA Sciences from 1998 until 2001. Dr. Rienhoff was a partner at New Enterprise Associates, a venture capital firm, from 1992 until 1998. Dr. Rienhoff holds a B.A. in

Biology and English from Williams College and an M.D. from John Hopkins University School of Medicine. We believe that Dr. Rienhoff’s leadership experience and extensive experience in the biopharmaceutical industry qualify him to serve as a member of our Board of Directors.

Laurie Keating, J.D. Laurie Keating has served as a member of our Board of Directors since November 2021. Ms. Keating most recently served as Executive Vice President, Chief Legal Officer and Secretary at Alnylam Pharmaceuticals, Inc., from March 2019 until September 2021, where she led the company’s global public policy and government relations, legal, and intellectual property groups, and where from September 2014 until March 2019 she served as Senior Vice President, General Counsel and Secretary. Prior to joining Alnylam, Ms. Keating served as Senior Vice President, General Counsel and Secretary at Millennium Pharmaceuticals, Inc., from September 2004 to January 2014, where she led the legal, intellectual property, corporate quality and compliance groups. Prior to Millennium, Ms. Keating was the founding chief executive officer of Hydra Biosciences, Inc., a privately held, venture-backed company, and served on Hydra’s board of directors for six years, from 2001 to 2007, and previously served on the board of directors of Imbria Pharmaceuticals from 2019 to 2020. Ms. Keating currently sits on the board of directors for Immuneering Corporation, a public company, and MassBIO, a non-profit organization dedicated to growing the biopharmaceutical industry, adding value to the healthcare system, and improving patient lives in Massachusetts. Ms. Keating has a bachelor’s degree in economics from the University of California, Berkeley and received her J.D. from the University of California, Hastings College of Law. We believe Ms. Keating’s extensive experience from her diverse roles within the biopharmaceutical industry qualify her to serve as a member of our Board of Directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the 2022 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2022. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Enoch Kariuki (Chairperson)

Patrick Heron

Laurie Keating

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2021	2020
Audit Fees	$1,086,138	$775,508
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,086,138	$775,508

Audit Fees

Audit fees consist of all professional services rendered in connection with (a) the audit of our annual consolidated financial statements, (b) the reviews of our quarterly consolidated financial statements, (c) our Registration Statement on Form S-1 related to the initial public offering of our common stock (“IPO”) and (d) consents and review of other documents filed with the SEC.

Audit-Related Fees

Audit-related fees consist of business combination financial due diligence, internal control readiness and professional services rendered in connection with the audit of our 401(k) retirement savings plan. There were no such fees incurred in 2021 or 2020.

Tax Fees

There were no such fees incurred in 2021 or 2020.

All Other Fees

All other fees consist of services not included in the other three categories. There were no such fees incurred in 2021 or 2020.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by the Chair of the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

EXECUTIVE OFFICERS

The following table identifies our current executive officers, and below the table we provide biographical information for each officer, other than Mr. Rienhoff, whose biography is included on page 9 with the other director biographies.

Name	Age	Position
Hugh Y. Rienhoff, Jr., M.D.	69	Chief Executive Officer and Director
Laura G. Eichorn	50	Chief Financial Officer
Michael H. Arenberg, J.D., M.B.A.	52	Chief Operating and Business Officer
Jennifer Peppe	52	Senior Vice President, Clinical Operations
Amy E. Tapper, Ph.D.	51	Senior Vice President of Chemistry, Manufacturing, and Controls and Non-Clinical Development
Wan-Jen Hong, M.D.	43	Chief Medical Officer

Laura G. Eichorn has served as our Chief Financial Officer since March 2022. Prior to her role as Chief Financial Officer, she served as our Chief Operating Officer since our founding in March 2012 and as our Interim Chief Financial Officer from September 2021 to March 2022. Prior to joining Imago, Ms. Eichorn served as Vice President of Operations and Finance at FerroKin BioSciences, Inc., from 2007 until it was acquired by Shire in 2012. Ms. Eichorn has worked with our CEO, Dr. Rienhoff, since 1995. Ms. Eichorn holds a B.A. in International Studies from Frostburg State University.

Michael H. Arenberg, J.D., M.B.A. has served as our Chief Operating and Business Officer since March 2022. Prior to joining Imago, Mr. Arenberg served as Chief Financial Officer at Durect Corporation, a clinical stage biopharmaceutical company from October 2018 to March 2022, where he was responsible for overseeing financial and capital market activities and served as Corporate Secretary. Prior to becoming CFO, Mr. Arenberg served in a number of roles at Durect from 1999 to October 2018, including as Senior Vice President, Corporate and Business Development. Prior to joining Durect, Mr. Arenberg was a co-founder of IntraEAR, Inc. a medical device start-up company that was acquired by Durect. Mr. Arenberg earned his law degree from the University of Denver Sturm College of Law, and his M.B.A. from the Leavey School of Business at Santa Clara University.

Jennifer Peppe has served as our Senior Vice President, Clinical Operations since our founding in March 2012. Prior to joining Imago, Ms. Peppe served as Senior Vice President, Clinical Operations at FerroKin BioSciences, Inc., from 2010 until it was acquired by Shire in 2012. From 2000 to 2012, Ms. Peppe served in various positions at Genzyme Corporation, most recently as an Associate Director. Previously, between 1993 and 1998, Ms. Peppe was a Study Coordinator at the Dana-Farber Cancer Institute. Ms. Peppe holds a B.A. in Psychology from Smith College.

Amy E. Tapper, Ph.D. has served as our Senior Vice President of Chemistry, Manufacturing, and Controls and Non-Clinical Development since October 2012. Prior to joining Imago, Dr. Tapper served as a consultant for Shire from April 2012 to October 2012. From 2008 until it was acquired by Shire in 2012, Dr. Tapper served as Senior Vice President of Chemistry, Manufacturing, and Controls and Non-Clinical Development at FerroKin BioSciences, Inc. Previously, from 2007 until 2008, Dr. Tapper served as Principal Scientist at Momenta Pharmaceuticals Inc., and from 2004 until 2007, as Associate Director at Peptimmune Inc. Dr. Tapper was a Staff Scientist at Genzyme from 2001 to 2004. Dr. Tapper holds a B.S. in Chemistry from Boston College and a Ph.D. in Chemistry from Boston University.

Wan-Jen Hong, M.D. has served as our Chief Medical Officer since May 2021. Dr. Hong also serves as an adjunct clinical assistant professor of Medicine-Hematology at Stanford University School of Medicine, a position she has held since 2014. Prior to joining Imago, Dr. Hong served as a Group Medical Director at Genentech, Inc., a subsidiary of Roche Holding AG, a publicly traded pharmaceutical company, where from 2014 to 2021, she held various positions of increasing responsibility. Dr. Hong holds a B.S. in Chemical Engineering and Biology from the Massachusetts Institute of Technology and an M.D. from Stanford University School of Medicine.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section under the “Documents & Charters” in our investor relations section of our corporate website located at https://ir.imagobio.com, or by writing to our Corporate Secretary at our offices at 329 Oyster Point Blvd., 3rd Floor, South San Francisco, California 94080.

Board Composition

Our Board of Directors currently consists of seven members: Dennis Henner, Ph.D., Patrick Heron, Robert Baltera, M.S., Dina Chaya, Ph.D., Enoch Kariuki, Pharm.D., Hugh Y. Rienhoff, Jr., M.D. and Laurie Keating, J.D. However, Mr. Heron has not been nominated for re-election, and his Board service will end at the conclusion of the 2022 Annual Meeting. The Board has reduced the size of the Board to six directors, effective at the conclusion of the 2022 Annual Meeting. As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Director Independence

Our Board of Directors has determined that all of our directors, other than Dr. Rienhoff, qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; diversity of background and perspective, including, but not limited to, with respect to gender, age and ethnicity; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills and any potential conflicts of interest with the candidate’s other personal and professional pursuits. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Imago BioSciences, Inc., 329 Oyster Point Blvd., 3rd Floor, South San Francisco, California, 94080. For more information, see “Stockholders’ Proposals” on page 38. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he/she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Chairperson of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Corporate Secretary, Imago BioSciences, Inc., 329 Oyster Point Blvd., 3rd Floor, South San Francisco, California, 94080.

Board Leadership Structure and Role in Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in

accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Dr. Henner currently serves as chair of the Board of Directors, and in such role presides over the executive sessions of the Board of Directors and acts as a liaison between management and the Board of Directors.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board of Directors has designated the Audit Committee to take the lead in overseeing risk management at the Board of Directors level. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. The Audit Committee schedules time for periodic review of risk management, in addition to its other duties. In this role, the Audit Committee receives reports from management, independent registered public accounting firm, outside legal counsel, and other advisors, and strives to generate serious and thoughtful attention to our risk management process and system, the nature of the material risks we face, and the adequacy of our policies and procedures designed to respond to and mitigate these risks. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Diversity

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	personal and professional integrity;

•	ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the industries in which we compete;

•	experience as a board member of another publicly held company;

•	diversity, including diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	conflicts of interest; and

•	practical and mature business judgment.

Our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Board Diversity Matrix (As of April 19, 2022)

Board Size:
Total Number of Directors (1)			7
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	5	2	0	0
Number of directors who identify in any of the categories below:
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			0

(1)	This table includes Mr. Heron, who is not nominated for re-election at the Annual Meeting. At the conclusion of the Annual Meeting, the size of our Board of Directors will be reduced to six directors.

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers, employees, members of the scientific advisory board and consultants, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, https://ir.imagobio.com, in the “Corporate Governance” section under “Documents & Charters.” In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, employees, certain of our consultants and anyone else within the Company who has material, non-public information about the Company (collectively, the “insiders”). The policy prohibits the insiders from entering into hedging transactions involving our equity securities, including but not limited to, zero-cost collars and forward sale contracts that lock in much of the value of an insider’s stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow an insider to continue to own the securities, but without the full risks and rewards of ownership, which may cause the insider to no longer have the same objectives as the Company’s other stockholders.

Attendance by Members of the Board of Directors at Meetings

There were eight meetings of the Board of Directors during the fiscal year ended December 31, 2021. For such duration, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which is available on our investor relations website at https://ir.imagobio.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

Compensation Committee Interlocks and Insider Participation

During 2021, Dennis Henner, Ph.D., Robert Baltera, M.S., and Dina Chaya, Ph.D. served on our Compensation Committee. During 2021, no such member of our Compensation Committee was an officer or employee of the Company, was formerly an officer of the Company or had related person transactions with the Company that required disclosure. During 2021, none of the Company’s executive officers served on the board of directors or the compensation committee of any other entity that had one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Limitation on Liability and Indemnification Matters

Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Each of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provides that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our Amended and Restated Bylaws also obligates us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Corporate Social Responsibility

Corporate social responsibility is central to our business practices, the continuous improvement of our operations, and our relationships with our employees and the communities in which we do business. We have been focused on delivering strong financial results, and we remain committed to doing so in a way that respects our key stakeholders, including our employees and the environments and communities in which we operate. For this reason, we consider material environmental, social and governance (“ESG”) factors when making investment and operational decisions. Doing so will help our business have a positive impact on the planet, the people whose lives we touch and our bottom line. While we are early in our ESG journey, we believe that our business is closely aligned to the underlying messages of ESG and expect to continue to explore, and report on, our efforts to pursue ESG opportunities as we navigate our ESG risks.

Committees of The Board

Our Board has established three standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Dennis Henner, Ph.D. (Chairperson of the Board)		Chairperson	X
Robert Baltera, M.S.		X
Dina Chaya, Ph.D.		X	X
Patrick Heron	X		Chairperson
Enoch Kariuki, Pharm.D.	Chairperson
Laurie Keating, J.D.	X
Hugh Y. Rienhoff, Jr., M.D.

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, approving the fees of, retaining and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing our policies on risk assessment and risk management;

•	establishing and overseeing procedures and internal controls relating to cybersecurity;

•	reviewing, and if appropriate, approving related person transactions;

•	establishing procedures for the confidential anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters; and

•	preparing the audit committee report required by the SEC rules (which is included on page 12 of this proxy statement).

The Audit Committee charter is available on our investor relations website at https://ir.imagobio.com. The members of the Audit Committee are Enoch Kariuki, Pharm.D., Patrick Heron and Laurie Keating, J.D. Dr. Kariuki serves as the Chairperson of the committee. Our Board has affirmatively determined that each member of our Audit Committee is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”) and the Nasdaq Rules, including those related to Audit Committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board of Directors has determined that Dr. Kariuki qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met two times in 2021.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. Our Compensation Committee’s responsibilities include:

•	overseeing the compensation policies applicable to all employees of the Company;

•	reviewing and recommending for approval by the Board, the compensation of our CEO, and reviewing and approving the compensation of our other executive officers;

•

overseeing and administering all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans including 401(k) plans, employee stock purchase plans, long-term incentive plans, equity-based plans and arrangements, management incentive plans and other similar plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•	preparing the annual compensation committee report, to the extent required by SEC rules.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at https://ir.imagobio.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. In 2021, in connection with preparation for our IPO, the Company retained Radford Consulting (“Radford”) to provide guidance in establishing our executive compensation program as a public company. Radford consulted with the members of our management regarding various aspects of executive and director compensation, including with respect to our long-term incentive program.

The members of our Compensation Committee are Dennis Henner, Ph.D., Robert Baltera, M.S. and Dina Chaya, Ph.D., and Dr. Henner serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee met four times in 2021.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;

•	developing and recommending to the Board of Directors corporate governance guidelines; and

•	overseeing an annual evaluation of the Board of Directors.

The Nominating and Corporate Governance Committee charter is available on our website at https://ir.imagobio.com/. The members of our Nominating and Corporate Governance Committee are Patrick Heron, Dina Chaya, Ph.D. and Dennis Henner, Ph.D. Mr. Heron serves as the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee did not meet in 2021.

EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2021.

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Enoch Kariuki, Pharm.D.	25,408	534,246	559,654
Patrick Heron	25,639	224,069	249,708
Robert Baltera, M.S.	23,343	224,069	247,412
Dennis Henner, Ph.D.	38,804	—	38,804
Dina Chaya, Ph.D.	22,636	224,069	246,705
Laurie Keating, J.D.(2)	5,679	316,374	322,053
Harish Soundararajan, Ph.D.(3)

(1)

Represents the aggregate grant date fair value of the stock options granted during the year ended December 31, 2021, as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our non-employee directors from the stock options. Dr. Henner declined the option grant he was otherwise entitled to as a non-employee director and, as of December 31, 2021, did not hold any outstanding options to purchase our common stock. As of December 31, 2021, our other non-employee directors held options to purchase the aggregate number of shares of our common stock set forth in the table below.

Name	Shares Subject to Outstanding Options
Enoch Kariuki, Pharm.D.	142,856
Patrick Heron	23,809
Robert Baltera, M.S.	137,884
Dina Chaya, Ph.D.	23,809
Laurie Keating, J.D.	23,809

None of our non-employee directors held outstanding stock awards as of December 31, 2021.

(2)	Ms. Keating joined our Board of Directors in November 2021.
(3)	Dr. Soundararajan resigned from our Board of Directors in April 2021. Dr. Soundararajan did not receive any compensation as a non-employee director during 2021.

In connection with our IPO, we adopted a non-employee director compensation program, which was amended in November 2021 (the “Director Compensation Program”). Pursuant to the Director Compensation Program, our non-employee directors will receive cash compensation as follows:

•	Each non-employee director will receive an annual cash retainer in the amount of $40,000 per year.

•	Any non-executive chairperson will receive an additional annual cash retainer in the amount of $30,000 per year.

•	The chairperson of the Audit Committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Audit Committee.

•

The chairperson of the Compensation Committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Compensation Committee.

•

The chairperson of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $8,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $4,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Under the Director Compensation Program, each non-employee director will automatically be granted an option to purchase 23,809 shares of our common stock upon the director’s initial appointment or election to our Board of Directors, referred to as the Initial Grant. Each non-employee director who has served for at least six months as of the date of each annual stockholders’ meeting will automatically be granted an option to purchase 11,904 shares of our common stock on the date of each annual stockholders’ meeting, referred to as the Annual Grant. The Initial Grant will vest and become exercisable as to 1/36th of the underlying shares on a monthly basis over three years, subject to continued service through each applicable vesting date. The Annual Grant will vest and become exercisable on the first anniversary of the date of grant, provided, that if our annual stockholders’ meeting immediately following the date of grant takes place prior to the first anniversary of the date of grant, the Annual Grant will vest and become exercisable immediately prior to our annual stockholders’ meeting following the date of grant, subject to continued service through each applicable vesting date.

In the event of a change in control (as defined in the Director Compensation Program), each option granted pursuant to the Initial Grant and Annual Grant, along with any other stock options or equity-based awards held by any non-employee director, will vest and become exercisable immediately prior to such change in control.

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the 2021 Summary Compensation Table below (our “named executive officers” or “NEOs”). As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In 2021, our NEOs and their positions were as follows:

•	Hugh Y. Rienhoff, Jr., M.D., our Chief Executive Officer;

•	Laura G. Eichorn, our Interim Chief Financial Officer and Chief Operating Officer;

•	Wan-Jen Hong, M.D., Chief Medical Officer; and

•	Matthew Plunkett, Ph.D., our former Chief Financial Officer.

Dr. Plunkett ceased serving as our Chief Financial Officer on September 28, 2021 in connection with his separation from employment with us. Ms. Eichorn became our Interim Chief Financial Officer upon Dr. Plunkett’s departure. On March 23, 2022, Ms. Eichorn became our Chief Financial Officer and Michael Arenberg became our Chief Operating and Business Officer.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation awarded to or earned by our NEOs during our fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Hugh Y. Rienhoff, Jr., M.D.	2021	481,193	—	5,695,541	220,584	—	6,397,318
Chief Executive Officer	2020	418,044	—	201,712	112,872	—	732,628

Laura G. Eichorn(5)	2021	326,165	—	1,458,204	124,797	5,100	1,914,266
Interim Chief Financial Officer and Chief Operating Officer

Wan-Jen Hong, M.D.(6)	2021	261,196	37,500	2,279,240	96,048	—	2,673,984
Chief Medical Officer

Matthew J. Plunkett, Ph.D.(7)	2021	303,335	—	814,625	—	317,205	1,435,165
Former Chief Financial Officer

(1)	Represents a sign-on bonus.
(2)

Represents the aggregate grant date fair value of the stock options granted during the years ended December 31, 2021 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.

(3)	Represents the annual performance-based cash bonuses earned by our NEOs based on the achievement of certain financial and operational performance objectives established by our Board of Directors.
(4)	Represents severance paid to Dr. Plunkett comprised of $308,925 in base salary and $8,280 in continued healthcare reimbursement.
(5)

Ms. Eichorn served as our Chief Operating Officer through September 2021, our Chief Operating Officer and interim Chief Financial Officer through March 2022 and currently serves as our Chief Financial Officer. Amount shown in All Other Compensation represents a monthly stipend of $425 per month payable to employees who elect not to participate in company’s benefit program.

(6)	Dr. Hong commenced employment with us on May 24, 2021.
(7)	Dr. Plunkett separated employment with us on September 28, 2021.

Narrative to Summary Compensation Table

2021 Salaries

Our NEOs each receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

In connection with our IPO, our Board of Directors increased the annual base salaries of Dr. Rienhoff, Ms. Eichorn and Dr. Plunkett to $517,500, $350,800 and $411,900, respectively. In connection with Dr. Hong’s commencement of employment with us, her annual base salary was established at $400,000 and increased in connection with our IPO to $443,900.

Our Board of Directors and Compensation Committee may adjust base salaries from time to time in their discretion.

2021 Bonuses

We maintain an annual performance-based cash bonus program in which each of our NEOs participated in 2021. Each NEO’s target bonus is expressed as a percentage of the NEO’s annual base salary which can be achieved by meeting company and individual goals at target level. The 2021 annual bonus for Dr. Rienhoff was targeted at 50% of his annual base salary, and the 2021 annual bonuses for Ms. Eichorn, Dr. Hong and Dr. Plunket were targeted at 40% of their annual base salaries, Our Board of Directors has historically reviewed these target percentages to ensure they provide appropriate incentives to achieve the performance objectives established for the year. Our Board of Directors sets these rates based on each NEO’s experience in the NEO’s role with us and the level of responsibility held by the NEO, which we believe directly correlates to the NEO’s ability to influence corporate results.

For determining the 2021 performance bonus amounts, our Board of Directors evaluated Dr. Rienhoff 100% based on the achievement of corporate performance goals and the other NEOs 75% based on the achievement of corporate performance goals and 25% based on the achievement of individual performance goals. For 2021, our Board of Directors set certain corporate performance goals after receiving input from our Chief Executive Officer, in two broad strategic areas: corporate and research and development. Each area included specific performance objectives. Following its review and determinations of corporate and individual performance for 2021, our Board of Directors determined an achievement level of 85.25% for corporate goals and, for each NEO other than Dr. Rienhoff, whose bonus is determined based solely on corporate performance, 100% for individual performance goals. The actual amount of the 2021 annual bonus paid to each NEO for 2021 performance is set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

Equity-Based Compensation

In February 2021, we granted each of Dr. Rienhoff, Ms. Eichorn and Dr. Plunkett an option to purchase 609,441, 23,809 and 314,285 shares of our common stock, respectively. Each option has an exercise price per share of $4.20 and vests and becomes exercisable as to 25% of the shares on February 5, 2022 and as to 1/48th of the shares on each monthly anniversary over the three-year period thereafter, subject to the applicable NEO’s continued service through the applicable vesting date.

In connection with Dr. Hong’s commencement of employment with us, we granted her an option to purchase 259,523 shares of our common stock. The option has an exercise price per share of $7.06 and vests and becomes exercisable as to 25% of the shares on May 24, 2022 and as to 1/48th of the shares on each monthly anniversary over the three-year period thereafter, subject to Dr. Hong’s continued service through the applicable vesting date.

In November 2021, we granted each of Dr. Rienhoff, Ms. Eichorn and Dr. Hong an option to purchase 306,000, 103,000 and 62,000 shares of our common stock, respectively. Each option has an exercise price per share of $22.76 and vests and becomes exercisable as to 25% of the shares on November 17, 2022 and as to 1/48th of the shares on each monthly anniversary over the three-year period thereafter, subject to the applicable NEO’s continued service through the applicable vesting date.

Other Elements of Compensation—Retirement Savings and Health and Welfare Benefits

The Company currently maintains a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and AD&D insurance. Employees who choose not to enroll in health insurance through us, including Ms. Eichorn, are eligible to be paid a monthly stipend of $425, which, for 2021, was $5,100.

Perquisites and Other Personal Benefits

We reimburse our employees, including our named executive officers, a fixed amount of $120 per month for internet and cellular phone usage. We do not provide our named executive officers with any other perquisites. Our compensation committee may from time to time approve additional perquisites in the future when it determines that such perquisites are necessary or advisable to fairly compensate or incentivize our employees.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2021.

		Option Awards
Name	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Hugh Y. Rienhoff, Jr., M.D.	11/17/2021	—	306,000	22.76	11/17/2031
	2/5/2021	165,048	444,393	4.20	2/5/2031
	7/7/2020	55,652	101,490	2.10	9/10/2030
	4/10/2019	95,236	47,621	1.51	4/10/2029
	1/1/2017	254,624	—	2.52	3/29/2027
	11/9/2016	4,761	—	2.52	11/9/2026
Laura G. Eichorn	11/17/2021	—	103,000	22.76	11/17/2031
	2/5/2021	6,448	17,361	4.20	2/5/2031
	7/7/2020	10,540	19,221	2.10	9/10/2030
	4/10/2019	33,730	16,865	1.51	4/10/2029
	1/1/2017	109,956	—	2.52	3/29/2027
	11/9/2016	2,380	—	2.27	11/9/2026
	11/17/2015	2,976	—	2.18	11/17/2025
Wan-Jen Hong, M.D.	11/17/2021	—	62,000	22.76	11/17/2031
	5/24/2021	—	259,523	7.06	5/24/2031

Executive Compensation Arrangements

Employment Agreements

Hugh Y. Rienhoff, Jr., M.D. In July 2014, we entered into an employment agreement, with Dr. Rienhoff, which sets forth an initial base salary, stock grant and eligibility to participate in our benefit plans. If we terminate Dr. Rienhoff’s employment without cause, or if Dr. Rienhoff resigns for good reason, he will be entitled to (i) a payment equal to nine months of his annual base salary, (ii) nine months of company payment of COBRA premiums and participation in company benefit plans and (iii) accelerated vesting of his outstanding equity awards to the extent such equity awards would have vested had his employment continued for nine months after the date of his termination of employment. In the event such qualifying termination occurs within three months prior to or nine months after a change in control, then he shall receive the accelerated vesting of 100% of his outstanding equity awards. Dr. Rienhoff’s receipt of the separation payments and benefits are expressly conditioned upon Dr. Rienhoff’s execution of a general release of claims against us and our affiliates.

Laura G. Eichorn. In March 2013, we entered into an offer letter agreement with Ms. Eichorn, which sets forth an initial base salary, stock option award and eligibility to participate in our benefit plans.

Wan-Jen Hong, M.D. In May 2021, we entered into an offer letter agreement with Dr. Hong, which sets forth an initial base salary, stock grant and eligibility to participate in our benefit plans. If we terminate Dr. Hong’s employment without cause, or if Dr. Hong resigns for good reason, she will be entitled to (i) a payment equal to nine months of her annual base salary, (ii) nine months of company payment of COBRA premiums and (iii) accelerated vesting of her outstanding equity awards to the extent such equity awards would have vested had her employment continued for six months after the date of her termination of employment. In the event such qualifying termination occurs any time after three months prior to a change in control, the vesting of 100% of her outstanding equity awards will accelerate. Dr. Hong’s receipt of the separation payments and benefits are expressly conditioned upon Dr. Hong’s execution of a general release of claims against us and our affiliates.

Change in Control and Severance Agreements.

In connection with our IPO, we entered into a Change in Control and Severance Agreement with each of our NEOs. Under each Change in Control and Severance Agreement, if we terminate the employment of the NEO without cause or the NEO resigns for good reason, the NEO will be entitled to (i) a payment equal to nine months, or in the case of our Chief Executive Officer, twelve months, of the NEO’s annual base salary and (ii) nine months, or in the case of our Chief Executive Officer, twelve months of company payment of COBRA premiums. In the event such we terminate the employment of the NEO without cause or the NEO resigns for good reason, in each case, within the period commencing three months prior to a change in control and ending twelve months after the change in control, the NEO will be entitled to (i) a payment equal to the sum of (a) twelve months, or in the case of our Chief Executive Officer, eighteen months, of the NEO’s annual base salary and (b) one times, or in the case of our Chief Executive Officer, 1.5 times, the NEO’s annual target bonus, (ii) twelve months, or in the case of our Chief Executive Officer, eighteen months of company payment of COBRA premiums and (iii) the vesting of each outstanding equity award held by the NEO will accelerate in full. The NEO’s receipt of the separation payments and benefits are expressly conditioned upon the NEO’s execution of a general release of claims against us and our affiliates.

Separation Agreement with Matthew J. Plunkett, Ph.D.

In connection with Dr. Plunkett’s termination of employment, on September 28, 2021 we entered into a Separation and Release Agreement with Dr. Plunkett (the “Separation Agreement”). The Separation Agreement provided for Dr. Plunkett to receive severance benefits of nine months of his base salary and reimbursement of his premiums to continue healthcare coverage under COBRA for up to ten months. As per the terms of Dr. Plunkett’s employment agreement, six months accelerated vesting of certain of his Company stock option grants (his stock options granted by the Company in 2021) resulted in an additional 91,664 shares vested of Company common stock. The Separation Agreement included a release of claims and certain restrictive covenants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes the nominee for election as a Class I Director at the Annual Meeting), each of our named executive officers and all directors and executive officers as a group as of March 31, 2022, unless otherwise indicated.

The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 33,733,683 shares of Common Stock outstanding as of March 31, 2022. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Imago BioSciences, Inc., 329 Oyster Point Blvd., 3rd Floor, South San Francisco, California 94080. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Ownership
5% and Greater Stockholders:
Entities affiliated Clarus Lifesciences(1)	2,436,732	7.2%
Entities affiliated with Frazier Healthcare Partners(2)	2,971,274	8.8%
Omega Fund VI, L.P.(3)	3,018,737	8.9%
Entities affiliated with Farallon Capital Management, L.L.C.(4)	2,471,313	7.3%
Entities affiliated with T. Rowe Price(5)	2,241,917	6.6%
Entities affiliated with Citadel Advisors LLC(6)	2,453,013	7.3%
FMR LLC(7)	4,461,586	13.2%
Named Executive Officers and Directors:
Hugh Y. Rienhoff, Jr., M.D.(8)	1,159,575	3.4%
Laura G. Eichorn(9)	360,617	1.1%
Wan-Jen Hong, M.D.(10)	64,880	0.2%
Robert Baltera, M.S.(11)	66,026	0.2%
Dina Chaya, Ph.D.(12)	6,613	*
Dennis Henner, Ph.D.	26,095	0.1%
Patrick Heron(2)(13)	2,977,887	8.8%
Enoch Kariuki, Pharma.D.(14)	46,294	0.1%
Laurie Keating, J.D. (15)	3,968	*
All directors and executive officers as a group (12 persons)	5,199,168	14.9%

*	Less than 0.1%
(1)

Based solely on the Schedule 13D amendment filed by Clarus Lifesciences III, L.P. (“Clarus”) on April 1, 2022, consists of 2,375,037 shares of Common Stock over which Clarus has shared voting and dispositive power and 61,695 shares of Common stock over which an investment fund affiliated with Clarus has shared voting and dispositive power. Clarus Ventures III GP, L.P. is the general partner of Clarus Lifesciences III,

L.P. Blackstone Clarus III L.L.C. is the general partner of Clarus Ventures III GP, L.P. The sole member of Blackstone Clarus III L.L.C. is Blackstone Holdings II L.P. The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is The Blackstone Group Inc. The sole holder of the Series II preferred stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by Clarus Lifesciences III, L.P., but each (other than Clarus Lifesciences III, L.P.) disclaims beneficial ownership of such shares. The address for each of Clarus Lifesciences III, L.P. and Clarus Ventures III GP, L.P. is c/o Clarus Ventures LLC, 101 Main Street, Suite 1210, Cambridge, Massachusetts 02142. The address for each of the other Blackstone entities and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154.
(2)

Based solely on the Schedule 13D filed by Frazier Healthcare VII, L.P. (“FH-VII”) on July 21, 2021, consists of: (i) 2,312,331 shares of common stock over which FH-VII has shared voting and dispositive power and (ii) 658,943 shares over which Frazier Healthcare VII-A, L.P. has shared voting and dispositive power (collectively, the “FH Shares”). FHM VII, L.P. is the general partner of both FH-VII and Frazier Healthcare VII-A, L.P., and FHM VII, L.L.C. is the general partner of FHM VII, L.P. Alan Frazier, Nader Naini, Patrick J. Heron, James N. Topper, Nathan Every, and Brian Morfitt are the members of FHM VII, L.L.C. and therefore share voting and investment power over the FH Shares. The business address of each of the foregoing entities and individuals is c/o Frazier Healthcare Partners, 601 Union Street, Suite 3200, Seattle, WA 98101.

(3)

Based solely on the Schedule 13G filed by Omega Fund VI, L.P. (“Omega Fund”) on February 14, 2022, Omega Fund has shared voting and dispositive power over 3,018,737 shares of Common Stock. Omega Fund VI GP Manager, Ltd. (“Omega Ltd”) serves as the general partner of Omega Fund VI GP, L.P., which serves as the general partner of Omega Fund; and each of Omega Ltd and Omega GP may be deemed to own beneficially the shares held by Omega Fund. Claudio Nessi, Otello Stampacchia, and Anne-Mari Paster are the directors of Omega Ltd and may be deemed to beneficially own the shares held by Omega Fund. The business address for each of the foregoing entities and individuals is c/o Omega Fund Management, LLC, 888 Boylston Street, Suite 1111, Boston, MA 02199.

(4)

Based solely on the Schedule 13G amendment filed by Farallon Capital Management L.L.C. on February 3, 2022, consists of (i) 2,221,313 shares held by Zone II Healthcare Holdings, LLC and (ii) 250,000 shares held by various investment funds affiliated with Farallon Capital Management, L.L.C. (collectively, the “Farallon Funds”), in each case over which the holder has shared voting and dispositive power. Farallon Capital Management, L.L.C., as the manager of Zone II Healthcare Holdings, LLC, may be deemed to be a beneficial owner of the shares of Common Stock held by Zone II Healthcare Holdings, LLC. In addition, Farallon Capital Management, L.L.C. indirectly controls each of the Farallon Funds and may be deemed to beneficially own the shares of Common Stock held by such entities. The business address of each of the foregoing entities is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(5)

Based solely on the Schedule 13G filed by T. Rowe Price Associates, Inc. (“T. Rowe”) on February 14, 2022, T. Rowe has sole voting power over 308,289 shares of Common Stock and sole dispositive power over 2,241,91 shares of common stock and does not have shared voting or dispositive power over any shares of Common Stock. The business address of T. Rowe is 100 E. Pratt Street, Baltimore, MD 21202.

(6)

Based solely on the Schedule 13G amendment filed by Citadel Advisors LLC (“Citadel Advisors”) on February 14, 2022, consists of (i) 2,452,651 shares of Common Stock over which Citadel Multi-Strategy Equities Master Fund Ltd., a Cayman Islands company (“CM”) has shared voting and dispositive power and (ii) 362 shares of Common Stock over which Citadel Securities LLC (“Citadel Securities”) has shared voting and dispositive power. Citadel Advisors is the portfolio manager for CM. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Citadel Securities Group LP (“CALC4”) is the non-member manager of Citadel Securities. Citadel Securities GP LLC (“CSGP”) is the general partner of CALC4. Mr. Griffin is the President and Chief

Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. The business address of each of the foregoing entities and individuals is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.
(7)

Based solely on the Schedule 13G amendment filed FMR LLC on February 10, 2022, FMR LLC has sole voting power over 465,277 shares of Common Stock and sole dispositive power over 4,461,586 shares of common stock and does not have shared voting or dispositive power over any shares of Common Stock. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(8)	Includes 670,049 shares of Common Stock which Dr. Rienhoff has the right to acquire within 60 days of March 31, 2022.
(9)	Includes 152,880 shares of Common Stock which Ms. Eichorn has the right to acquire within 60 days of March 31, 2022.
(10)	Represents shares of Common Stock that Dr. Hong has the right to acquire within 60 days of March 31, 2022.
(11)	Represents shares of Common Stock that Mr. Baltera has the right to acquire within 60 days of March 31, 2022.
(12)	Represents shares of Common Stock that Dr. Chaya has the right to acquire within 60 days of March 31, 2022.
(13)	Includes 6,613 shares of Common Stock that Mr. Heron has the right to acquire within 60 days of March 31, 2022.
(14)	Represents shares of Common Stock that Mr. Kariuki has the right to acquire within 60 days of March 31, 2022.
(15)	Represents shares of Common Stock that Ms. Keating has the right to acquire within 60 days of March 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were, are or will be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness; provided that, if we qualify as a “smaller reporting company” pursuant to the rules of the SEC, a “Related Person Transaction” is a transaction, arrangement or relationship in which we were, are or will be a participant, where the amount involved exceeds the lesser of (1) $120,000 or (2) one percent of the average of our total assets at fiscal year-end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest.

Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Chief Financial Officer by both the related person and the person at the Company responsible for such potential related person transaction. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer (or his or her designee) is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction arose in the ordinary course of business, and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction.

Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least quarterly of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2021, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”

Convertible Note Financing

In November 2018, we entered into a note purchase agreement pursuant to which we issued, in two tranches, subordinated convertible promissory notes, or the Bridge Notes, in an aggregate principal amount of

$2.5 million. The Bridge Notes provided for an annual interest rate of 8.0% and a maturity date of May 19, 2019. Under the terms of the Bridge Notes, under certain circumstances, the unpaid principal of the Bridge Notes, including any accrued but unpaid interest thereon, would convert into preferred stock upon the closing of a future preferred stock financing that met specified criteria. In March 2019, as part of the issuance of Series B convertible preferred stock, the outstanding principal under the Bridge Notes, plus approximately $64,157 of accrued interest, converted into 74,817 shares of Series B Preferred Stock at a rate of $5.712 per share in full payment for the Bridge Notes and accrued interest. The table below sets forth the principal amount of the Bridge Notes and the number of shares of Series B convertible preferred stock issued to our directors, executive officers or owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof upon conversion of outstanding principal and unpaid, accrued interest under the Bridge Notes:

Name	Note Principal ($)	Number of Shares of Series B Convertible Preferred Stock
Clarus Lifesciences III, L.P. (1)	825,163	148,267
Entities affiliated with Frazier Healthcare (2)	679,546	122,022
Celgene Corporation (3)	412,822	74,128
Amgen Ventures LLC (4)	291,234	52,203
MRL Ventures Fund LLC (5)	291,234	52,283

(1)

Clarus Lifesciences III, L.P., or Clarus, was the beneficial owner of (in the aggregate) more than 5% of our capital stock upon the initial closing of the transaction. Dennis Henner, Ph.D., who is a member of our Board of Directors, was then and is currently an affiliate of Clarus.

(2)

Entities affiliated with Frazier Healthcare were beneficial owners of (in the aggregate) more than 5% of our capital stock upon the initial closing of the transaction. Patrick Heron, who is a member of our Board of Directors, was then and is currently an affiliate of Frazier Healthcare.

(3)	Celgene Corporation was the beneficial owner of more than 5% of our capital stock upon the initial closing of the transaction.
(4)	Amgen Ventures LLC was the beneficial owner of more than 5% of our capital stock upon the initial closing of the transaction.
(5)	MRL Ventures Fund LLC was the beneficial owner of more than 5% of our capital stock upon the initial closing of the transaction.

Immediately prior to the completion of the IPO, all shares of Series B convertible preferred stock then outstanding were converted into shares of Common Stock.

Series B Convertible Preferred Stock Financing

In March and May 2019 and July 2020, we issued an aggregate of 7,429,232 shares of our Series B convertible preferred stock, in two tranches, at a price per share of $5.712 for aggregate proceeds to us of $42.4 million, exclusive of 448,903 shares of Series B convertible preferred stock issued upon conversion of the Bridge Notes as described under the heading “—Convertible Note Financing” above. The table below sets forth the number of shares of Series B convertible preferred stock sold to our directors, executive officers or owners of more than 5%

of a class of our capital stock, or an affiliate or immediate family member thereof (exclusive of shares of Series B convertible preferred stock issued upon conversion of the Bridge Notes):

Name	Number of Shares of Series B Convertible Preferred Stock	Purchase Price ($)
Omega Fund VI (1)	2,275,909	13,000,000
Clarus Lifesciences III, L.P. (2)	1,007,422	5,754,401
Entities affiliated with Frazier Healthcare (3)	829,720	4,739,375
Celgene Corporation (4)	504,054	2,879,157
Amgen Ventures LLC (4)	355,686	2,031,683
Entities affiliated with MRL Ventures Fund LLC (4)	355,605	2,031,225

(1)

Entities affiliated with Omega Fund VI, or Omega, became beneficial owners of (in the aggregate) more than 5% of our capital stock upon the initial closing of the transaction. Dina Chaya, Ph.D., who is a member of our Board of Directors, is an advisor to Omega Fund Management, LLC, an entity affiliated with Omega.

(2)

Clarus was the beneficial owner of (in the aggregate) more than 5% of our capital stock upon the initial closing of the transaction. Dr. Henner, who is a member of our Board of Directors, was then and is currently an affiliate of Clarus.

(3)

Entities affiliated with Frazier Healthcare were the beneficial owners of (in the aggregate) more than 5% of our capital stock upon the initial closing of the transaction. Mr. Heron, who is a member of our Board of Directors, was then and is currently an affiliate of Frazier Healthcare.

(4)	Each of the purchaser was the beneficial owner of more than 5% of our capital stock upon the initial closing of the transaction.

Immediately prior to the completion of the IPO, all shares of Series B convertible preferred stock then outstanding were converted into shares of Common Stock.

Series C Convertible Preferred Stock Financing

In November 2020, we issued an aggregate of 7,885,252 shares of our Series C convertible preferred stock at a price per share of $10.1455 for aggregate proceeds to us of approximately $80.0 million. The table below sets forth the number of shares of Series C convertible preferred stock sold to our directors, executive officers or owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof:

Name	Number of Shares of Series C Convertible Preferred Stock	Purchase Price ($)
Entities affiliated with Farallon Capital Management, L.L.C. (1)	1,971,313	19,999,999
Entities related to T. Rowe Price (2)	1,478,482	14,999,999
Entities related to BlackRock, Inc. (2)	1,478,484	14,999,999
Omega (3)	492,828	5,000,000
Clarus (4)	197,131	2,000,000
Entities affiliated with Frazier Healthcare (5)	290,210	2,944,347
Amgen Ventures LLC (6)	124,376	1,261,864
Entities affiliated with MRL Ventures Fund LLC (6)	124,376	1,261,864

(1)

Entities affiliated with Farallon Capital Management, L.L.C. became beneficial owners of (in the aggregate) more than 5% of our capital stock upon the initial closing of the transaction. Harish Soundararajan, Ph.D., who was a member of our Board of Directors at such time, is an affiliate of Farallon Capital Management, L.L.C.

(2)	The purchaser became the beneficial owner of more than 5% of our capital stock upon the initial closing of the transaction.
(3)

Entities affiliated with Omega Fund VI were the beneficial owners of (in the aggregate) more than 5% of our capital stock upon the initial closing of the transaction. Dr. Dina Chaya, who is a member of our Board of Directors, was then and is currently an advisor to Omega Fund Management, LLC, an entity affiliated with Omega.

(4)

Clarus was the beneficial owner of (in the aggregate) more than 5% of our capital stock upon the initial closing of the transaction. Dr. Henner, who is a member of our Board of Directors, was then and is currently an affiliate of Clarus.

(5)

Entities affiliated with Frazier Healthcare were the beneficial owners of (in the aggregate) more than 5% of our capital stock upon the initial closing of the transaction. Mr. Heron, who is a member of our Board of Directors, was then and is currently an affiliate of Frazier Healthcare.

(6)	The purchaser was the beneficial owner of more than 5% of our capital stock upon the initial closing of the transaction.

Immediately prior to the completion of the IPO, all shares of Series C convertible preferred stock then outstanding were converted into shares of Common Stock.

Private Placement

Concurrent with our IPO, Pfizer purchased $20.0 million of shares of our Common Stock in a separate private placement at a price per share equal to the public offering price. The sale of such shares were not registered under the Securities Act.

As part of the investment, Pfizer now has early access to clinical trial data generated in the company-sponsored clinical trials evaluating the product candidate bomedemstat and related pre-clinical data for up to 30 months following the completion of the IPO, barring a change-in-control of Imago or grant of certain development or commercialization rights of bomedemstat to third parties.

Director and Executive Officer Compensation

Please see “Executive and Director Compensation—Director Compensation” and “—Executive Compensation” for information regarding the compensation of our directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive and Director Compensation—Executive Compensation—Executive Compensation Arrangements.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into or intend to enter into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws. For additional information see “Corporate Governance—Limitation of Liability and Indemnification Matters.”

Investor Rights Agreement

We entered into an amended and restated investor rights agreement with the purchasers of our outstanding convertible preferred stock, including entities with which certain of our directors are affiliated.

Under our amended and restated investors’ rights agreement, following the consummation of our IPO, the holders of approximately 21.4 million shares of Common Stock converted from shares of our preferred stock (the “Pre-IPO Shares”), or their transferees, have the right to require us to register their shares under the Securities Act so that those shares may be publicly resold, and the holders of such shares of Common Stock, or their transferees, have the right to include their shares in any registration statement we file, in each case as described below.

Demand Registration Rights

Following the consummation of the IPO and the concurrent private placement discussed above, holders of the Pre-IPO Shares, or their transferees, are entitled to certain demand registration rights. Beginning six months following the effectiveness of the registration statement of our IPO, the holders of at least 65% of these shares can request that we register all or a portion of their shares if the aggregate price to the public of the shares offered is at least $15 million. Additionally, we are not required to effect a demand registration during the period beginning 90 days prior to the filing and ending 180 days following the effectiveness of a company-initiated registration statement relating to a public offering of our securities.

Piggyback Registration Rights

Following the consummation of the IPO and the concurrent private placement discussed above, in the event that we determine to register any of our securities under the Securities Act (subject to certain exceptions), either for our own account or for the account of other security holders, the holders of the Pre-IPO Shares, or their transferees, are entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit plans, the offer and sale of debt securities, or corporate reorganizations or certain other transactions, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.

Form S-3 Registration Rights

Following the consummation of this offering and the concurrent private placement, the holders of the Pre-IPO Shares, or their transferees, are entitled to certain Form S-3 registration rights. The holders of at least 65% of these shares can make a written request that we register their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $2.5 million, net of underwriting discounts and commissions. These stockholders may make an unlimited number of requests for registration on Form S-3, but in no event shall we be required to file more than two registrations on Form S-3 in any given 12 month period.

Expenses of Registration

We will pay the registration expenses of the holders of the shares registered pursuant to the demand, piggyback and Form S-3 registration rights described above, including the expenses of one counsel for the selling holders.

Expiration of Registration Rights

The demand, piggyback and Form S-3 registration rights described above will expire, with respect to any particular stockholder, upon the earlier of five years after the consummation of the IPO or when that stockholder can sell all of its shares under Rule 144 of the Securities Act during any three-month period, or upon an acquisition of the Company by a company subject to and in compliance with the reporting provisions of the Exchange Act.

Rights of First Refusal

The amended and restated investor rights agreement also provides for a right of first refusal in favor of certain holders of convertible preferred stock with regard to certain issuances of our capital stock. The rights of first refusal were terminated upon the consummation of the IPO.

Voting Agreement

We entered into an amended and restated voting agreement with certain holders of our Common Stock and convertible preferred stock. The agreement was terminated upon the consummation of the IPO.

Right of First Refusal and Co-Sale Agreement

We entered into an amended and restated right of first refusal and co-sale agreement with certain holders of our Common Stock and convertible preferred stock. This agreement provides for rights of first refusal and co-sale relating to the shares of our Common Stock held by the parties to the agreement. The agreement was terminated upon the consummation of the IPO.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 329 Oyster Point Blvd., 3rd Floor, South San Francisco, California 94080 in writing not later than December 20, 2022.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 1, 2023 and no later than March 3, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 1, 2023, then our Corporate Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2023 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of a director nominee other than the Company’s nominee must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 2, 2023.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received by us from the individual directors and officers.

IMAGO BIOSCIENCES, INC.’S ANNUAL REPORT ON FORM 10-K

A copy of Imago BioSciences, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 5, 2022 without charge upon written request addressed to:

Imago BioSciences, Inc.

Attention: Corporate Secretary

329 Oyster Point Blvd., 3rd Floor

South San Francisco, California 94080

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxydocs.com/IMGO. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at https://ir.imagobio.com/financial-information/sec-filings.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

San Francisco, California

April 19, 2022

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET • Go To: www.proxypush.com/IMGO • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-220-2494 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

AT THE MEETING • You must register in advance by visiting www.proxydocs.com/IMGO in order to attend the Annual Meeting and vote.

Imago BioSciences, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of April 5, 2022

TIME:	Wednesday, June 1, 2022 at 11:30 AM, Pacific Time
PLACE:	Annual Meeting to be held via live webcast - please visit
www.proxydocs.com/IMGO for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Hugh Y. Rienhoff, Jr. and Laura G. Eichorn (the “Named Proxies”), and either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and either of them, to vote all the shares of capital stock of Imago BioSciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card or vote online or by telephone as instructed herein.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Imago BioSciences, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH OF PROPOSALS 1 AND 2

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	To elect Dennis Henner as a Class I Director to serve until the 2025 Annual Meeting of Stockholders, and until his successor shall have been duly elected and qualified;				FOR
		FOR		WITHHOLD
	1.01 Dennis Henner	☐		☐

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and	FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

You must register in advance by visiting www.proxydocs.com/IMGO in order to attend the Annual Meeting and vote.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the form of proxy.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date